Gannett Announces Third Quarter 2025 Results, New AI Licensing Deal with Microsoft &
Updated Business Outlook

NEW YORK, NY — October 30, 2025 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the third quarter ended September 30, 2025.

"During the third quarter we continued to make solid progress across several key digital operating priorities while, simultaneously, completing the implementation of our $100 million cost reduction program." said Michael Reed, Gannett Chairman and CEO.

"In addition, in the third quarter we also achieved a significant milestone for our company with total debt falling below $1.0 billion."

"We are also very excited to announce this morning our newest AI licensing agreement, partnering with Microsoft on their upcoming launch of its Publisher Content Marketplace."

"The partial summary judgment ruling earlier this week in our lawsuit against Google is also a promising milestone. The decision represents an important step forward, as it establishes liability on several claims. We view the recent ruling as a positive signal for the strength of our case against Google as we continue to move forward."

"With some digital revenue shifted from the third quarter to the fourth quarter, new AI licensing launching in the quarter, and our $100 million cost program in place, we expect strong digital revenue growth in the fourth quarter, accompanied by significant Adjusted EBITDA and free cash flow growth."

Third Quarter 2025 Financial Highlights:
•Total revenues of $560.8 million
◦Total revenues decreased 8.4% year-over-year; same store revenues(1) decreased 6.8% year-over-year
•Total digital revenues of $262.7 million, 46.9% of total revenues
•Net loss attributable to Gannett of $39.2 million
•Total Adjusted EBITDA(1) of $57.2 million
◦Impacted by approximately $7.0 million of digital revenue that shifted to the fourth quarter of 2025 and unplanned expenses in the third quarter tied to our $100 million cost reduction program
•Cash provided by operating activities of $15.2 million
•Free cash flow(1) of $4.9 million

Third Quarter 2025 Digital Highlights:
•187 million(2) average monthly unique visitors
•Digital advertising revenues of $87.2 million
•Digital-only subscription revenues of $43.7 million
•Digital Marketing Solutions segment core platform revenues(3) of $114.0 million

(1) Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow, and Same store revenues are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) 187 million average monthly unique visitors in the third quarter of 2025 with approximately 128 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (as measured by © 2025 Comscore, Media Metrix (September 2025), Desktop + Mobile) and approximately 59 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).
(3) See "Key Performance Indicators" ("KPI") below for information about our use of KPIs.

Third Quarter 2025 Capital Structure Highlights:
•Cash and cash equivalents of $75.2 million as of September 30, 2025
◦We expect our cash and cash equivalents to be approximately $100.0 million by year end(4)
•Total principal debt outstanding at September 30, 2025 was $996.4 million, including $748.6 million in first lien debt
•First lien net leverage(5) was 2.69x
•Repaid $18.5 million of debt

Business Outlook(4)
The Company is updating its full year 2025 outlook. The Company's estimates factor in the sale of the Austin American-Statesman in the first quarter of 2025 but do not factor in the impact of any possible future acquisitions or dispositions.
•Full Year 2025 Business Outlook(4)
◦Total digital revenues are expected to decline in the low single digits on a same store basis(1) and are expected to make up 50%+ of total revenues during 2026
▪We expect fourth quarter total digital revenues to grow in the low single digits on a same store basis(1)
◦Total revenues are expected to be down in the low-mid single digits on a same store basis(1) leading to flat same store revenue trends(1) in early 2026
◦Net income attributable to Gannett is expected to improve compared to the prior year
◦Total Adjusted EBITDA(1) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow in excess of 30% versus the prior year
◦Free cash flow(1) is expected to grow in excess(6) of 30% versus the prior year, reflecting near-term cash required to implement cost reduction initiatives

Financial Highlights7

In thousands	Third Quarter 2025
Total revenues	$560,796
Net loss attributable to Gannett	$(39,249)
Total Adjusted EBITDA(7) (non-GAAP basis)	$57,173
Adjusted net loss attributable to Gannett(7) (non-GAAP basis)	$(31,021)
Cash provided by operating activities	$15,163
Free cash flow(7) (non-GAAP basis)	$4,880

Earnings Conference Call

Management will host a conference call on Thursday, October 30, 2025 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of Gannett's website, investors.gannett.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Third Quarter Earnings Call" or access code "796633". We use our website as a channel of distribution for important Company information and we use the investors.gannett.com website as a means of disclosing material non-public information and for
(4) Projections are based on Company estimates as of October 30, 2025 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, except as specifically provided otherwise, the Company's estimates do not factor in the impact of any possible future acquisitions or dispositions. The Company's future financial results could differ materially from the Company's current estimates.
(5) As of September 30, 2025, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of our five-year first lien term loan facility (the "2029 Term Loan Facility") and dividing that by Q3 2025 LTM Total Adjusted EBITDA. The 6% Senior Secured Convertible Notes due 2027 and 6% Senior Secured Convertible Notes due 2031 are secured by liens junior to those securing our 2029 Term Loan Facility.
(6) Capital expenditures are expected to increase as a result of investments in technology and products.
(7) Refer to "Use of Non-GAAP Information" below for the Company's definition of Total Adjusted EBITDA, Adjusted net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call's completion through 11:59 P.M. Eastern Time on Thursday, November 13, 2025 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "52826". A transcript of our earnings call held today also will be posted to the investors.gannett.com website.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations, including our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver high-quality, trusted content with a commitment to balanced, unbiased journalism, where and when consumers want to engage. Our digital marketing solutions brand, LocaliQ, supports small and medium-sized businesses with innovative digital marketing products and solutions.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2025 business outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, negotiations and engagement with other companies and results of such negotiations and engagements, expectations regarding our cash from operating activities, free cash flows, revenues, net income (loss) attributable to Gannett, Total Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, and sustainable growth, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expectations with respect to annualized expense reductions and our ability to operate with greater efficiency, the results of our AI initiatives and our ability to protect our content and expand AI-related monetization opportunities, our expectations with respect to our lawsuit against Google, our expected capital expenditures, expectations regarding our assets, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect(s)", "believe(s)", "will", "can", "opportunity", "implementation", "outlook", "guidance", "estimate(s)", "projection(s)", "trend", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	September 30, 2025	December 31, 2024
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$75,246	$106,299
Accounts receivable, net of allowance for credit losses of $13,234 and $13,596 as of September 30, 2025 and December 31, 2024, respectively	220,068	239,636
Inventories	13,232	20,910
Prepaid expenses	45,157	40,268
Other current assets	12,374	18,782
Total current assets	366,077	425,895
Property, plant and equipment, net of accumulated depreciation of $391,094 and $337,013 as of September 30, 2025 and December 31, 2024, respectively	197,203	240,980
Operating lease assets	124,325	143,955
Goodwill	518,694	530,028
Intangible assets, net	357,083	430,374
Deferred tax assets	146,601	60,983
Pension and other assets	214,359	207,932
Total assets	$1,924,342	$2,040,147

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$314,765	$318,384
Deferred revenue	107,750	108,000
Current portion of long-term debt	69,315	74,300
Operating lease liabilities	35,072	39,761
Other current liabilities	1,608	5,157
Total current liabilities	528,510	545,602
Long-term debt	663,886	755,754
Convertible debt	238,661	249,757
Deferred tax liabilities	8,641	4,928
Pension and other postretirement benefit obligations	35,171	37,820
Long-term operating lease liabilities	148,447	167,731
Other long-term liabilities	107,515	125,921
Total noncurrent liabilities	1,202,321	1,341,911
Total liabilities	1,730,831	1,887,513
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 159,887,712 shares issued and 147,108,750 shares outstanding at September 30, 2025; 158,835,742 shares issued and 147,388,555 shares outstanding at December 31, 2024	1,599	1,588
Treasury stock, at cost, 12,778,962 shares and 11,447,187 shares at September 30, 2025 and December 31, 2024, respectively	(23,607)	(20,540)
Additional paid-in capital	1,285,444	1,281,801
Accumulated deficit	(1,021,737)	(1,053,546)
Accumulated other comprehensive loss	(47,690)	(56,164)
Total Gannett stockholders' equity	194,009	153,139
Noncontrolling interests	(498)	(505)
Total equity	193,511	152,634
Total liabilities and equity	$1,924,342	$2,040,147

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended September 30,
In thousands, except per share amounts	2025	2024
Digital	$262,744	$277,386
Print and commercial	298,052	335,053
Total revenues	560,796	612,439
Operating costs	352,306	375,912
Selling, general and administrative expenses	153,743	176,456
Depreciation and amortization	43,211	40,398
Integration and reorganization costs	15,708	17,307
Asset impairments	—	87
(Gain) loss on sale or disposal of assets, net	(62)	784
Interest expense	23,835	25,959
Loss on early extinguishment of debt	24	176
Equity (income) loss in unconsolidated investees, net	(549)	97
Other (income) expense, net	(5,806)	1,346
Loss before income taxes	(21,614)	(26,083)
Provision (benefit) for income taxes	17,635	(6,429)
Net loss	(39,249)	(19,654)
Net loss attributable to noncontrolling interests	—	(1)
Net loss attributable to Gannett	$(39,249)	$(19,653)

Loss per share attributable to Gannett - basic	$(0.27)	$(0.14)
Loss per share attributable to Gannett - diluted	$(0.27)	$(0.14)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Nine months ended September 30,
In thousands	2025	2024
Operating activities
Net income (loss)	$31,816	$(90,705)
Adjustments to reconcile net income (loss) to operating cash flows:
Depreciation and amortization	128,489	116,954
Share-based compensation expense	6,838	9,243
Non-cash interest expense	4,567	15,905
(Gain) loss on sale or disposal of assets, net	(22,326)	1,572
Loss (gain) on early extinguishment of debt	1,481	(354)
Asset impairments	2,075	46,076
Pension and other postretirement benefit obligations	(9,675)	(20,047)
Equity income in unconsolidated investees, net	(1,583)	(277)
Change in other assets and liabilities, net	(70,656)	12,954
Cash provided by operating activities	71,026	91,321
Investing activities
Purchase of property, plant and equipment	(38,901)	(36,708)
Proceeds from sale of real estate and other assets	51,359	19,257
Proceeds from the sale of investments	6,161	588
Change in other investing activities	(1,000)	(202)
Cash provided by (used for) investing activities	17,619	(17,065)
Financing activities
Payments of deferred financing costs	(992)	—
Borrowings of long-term debt	15,000	—
Repayments of long-term debt	(116,393)	(68,116)
Repurchase of convertible debt	(14,647)	—
Treasury stock	(3,064)	(3,141)
Changes in other financing activities	(610)	(1,251)
Cash used for financing activities	(120,706)	(72,508)
Effect of currency exchange rate change on cash	(1,302)	(681)
(Decrease) increase in cash, cash equivalents and restricted cash	(33,363)	1,067
Cash, cash equivalents and restricted cash at beginning of period	116,181	110,612
Cash, cash equivalents and restricted cash at end of period	$82,818	$111,679

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended September 30, 2025
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions
Segment revenues	$417,055	$61,023	$114,418
Operating costs	266,390	30,863	84,345
Selling, general and administrative expenses	115,852	15,605	20,293
Equity (income) loss in unconsolidated investees, net	(549)	—	—
Segment Adjusted EBITDA	$35,362	$14,555	$9,780
Segment Adjusted EBITDA margin(1)	8.5%	23.9%	8.5%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

	Three months ended September 30, 2024
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions
Segment revenues	$468,511	$59,548	$119,929
Operating costs	292,806	30,026	85,749
Selling, general and administrative expenses	129,307	15,605	22,437
Equity (income) loss in unconsolidated investees, net	97	—	—
Segment Adjusted EBITDA	$46,301	$13,917	$11,743
Segment Adjusted EBITDA margin(1)	9.9%	23.4%	9.8%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. We define our non-GAAP financial performance and liquidity measures as follows:

•Total Adjusted EBITDA is a non-GAAP financial performance measure we believe offers a useful view of the overall operation of our business, and may be different than similarly-titled measures used by other companies. We define Total Adjusted EBITDA as Segment Adjusted EBITDA plus Corporate. Segment Adjusted EBITDA, as presented in the notes to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2025, is defined as revenues less (1) operating costs and (2) selling, general and administrative expenses, plus (3) equity (income) loss in unconsolidated investees, net. Segment Adjusted EBITDA also does not include: (1) Income tax expense (benefit), (2) Noncontrolling interest, (3) Interest expense, (4) Gains or losses on the early extinguishment of debt, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Asset impairments, (9) Goodwill and intangible impairments, (10) Gains or losses on the sale or disposal of assets, (11) Share-based compensation expense, and (12) Other (income) expense, net.

•Total Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Total Adjusted EBITDA margin as Total Adjusted EBITDA divided by total Revenues.

•Adjusted net income (loss) attributable to Gannett is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted net income (loss) attributable to Gannett as Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the condensed consolidated statements of cash flows including the impact of (i) capital expenditures and excluding the impact of (ii) third-party debt expenses associated with the refinancing of debt. The result is a figure representing Free cash flow available for use in operations, additional investments, ongoing debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Total Adjusted EBITDA and Adjusted net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Total Adjusted EBITDA, Total Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our full year 2025 business outlook included in this release includes certain non-GAAP financial performance and liquidity measures, including Same store revenues, Total Adjusted EBITDA, and Free cash flow. The outlook for each of these non-GAAP items factors in the sale of the Austin-American Statesman in the first quarter of 2025 but does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Total Adjusted EBITDA, and Free cash flow to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events that are out of our control, and because forecasts or predictions of such U.S. GAAP components are unavailable or not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT, NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT MARGIN, TOTAL ADJUSTED EBITDA AND TOTAL ADJUSTED EBITDA MARGIN
(Unaudited)

Table No. 5	Three months ended September 30,
In thousands	2025	2024
Net loss attributable to Gannett	$(39,249)	$(19,653)
Provision (benefit) for income taxes	17,635	(6,429)
Net loss attributable to noncontrolling interests	—	(1)
Interest expense	23,835	25,959
Loss on early extinguishment of debt	24	176
Depreciation and amortization	43,211	40,398
Integration and reorganization costs(a)	15,708	17,307
Asset impairments	—	87
(Gain) loss on sale or disposal of assets, net	(62)	784
Share-based compensation	1,877	2,905
Other (income) expense, net(b)	(5,806)	1,346
Total Adjusted EBITDA	$57,173	$62,879
Net loss attributable to Gannett margin	(7.0)%	(3.2)%
Total Adjusted EBITDA margin (non-GAAP basis)	10.2%	10.3%
(a)    Integration and reorganization costs mainly reflect severance-related expenses and other reorganization-related costs, designed primarily to right-size the Company's employee base, consolidate facilities and improve operations.
(b)    Other (income) expense, net primarily reflects expert fees associated with the litigation with Google, consulting fees related to a discrete initiative to reformulate our go-to-market strategy and post-sales processes, (gains) losses from the sale of investments, third-party debt costs and the components of net periodic pension and postretirement benefits other than service cost.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended September 30,
In thousands	2025	2024
Net loss attributable to Gannett	$(39,249)	$(19,653)
Loss on early extinguishment of debt	24	176
Integration and reorganization costs	15,708	17,307
Third-party debt expenses and acquisition costs(a)	1,026	247
Asset impairments	—	87
(Gain) loss on sale or disposal of assets, net	(62)	784
Other items	(5,684)	(610)
Subtotal	(28,237)	(1,662)
Tax impact of above items	(2,784)	(4,392)
Adjusted net loss attributable to Gannett (non-GAAP basis)	$(31,021)	$(6,054)
(a)    Third-party debt expenses and acquisitions costs are included in Other (income) expense, net on the Condensed consolidated statement of operations.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended September 30,
In thousands	2025	2024
Cash provided by operating activities (GAAP basis)	$15,163	$33,745
Capital expenditures	(10,297)	(13,983)
Third-party debt expenses	14	—
Free cash flow (non-GAAP basis)(1)	$4,880	$19,762
(1) For the three months ended September 30, 2025 and 2024, free cash flow was negatively impacted by interest paid of $18.9 million and $8.7 million, respectively, integration and reorganization costs of $8.3 million and $7.3 million, respectively, and other costs of $1.3 million and $12.4 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended September 30,
In thousands	2025	2024	% Change
Total revenues	$560,796	$612,439	(8.4)%
Currency impact	(1,994)	—
Exited operations(1)	(2,785)	(16,030)
Same store total revenues	$556,017	$596,409	(6.8)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended September 30,
In thousands	2025	2024	% Change
Digital revenues	$262,744	$277,386	(5.3)%
Currency impact	(584)	—
Exited operations(1)	(2,785)	(6,876)
Same store digital revenues	$259,375	$270,510	(4.1)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended September 30,
In thousands, except ARPU	2025	2024	Change	% Change
Domestic Gannett Media:
Digital-only ARPU	$9.03	$8.24	$0.79	10%

Newsquest:
Digital-only ARPU	$6.08	$6.49	$(0.41)	(6)%

Total Gannett:
Digital-only ARPU	$8.80	$8.16	$0.64	8%

DMS:
Core platform revenues	$113,959	$119,158	$(5,199)	(4)%
Core platform ARPU	$2,828	$2,777	$51	2%
Core platform average customer count	13.4	14.3	(0.9)	(6)%

Table No. 10	As of September 30,
In thousands	2025	2024	% Change
Digital-only paid subscriptions:
Domestic Gannett Media	1,452	1,953	(26)%
Newsquest	139	103	35%
Total Gannett	1,591	2,056	(23)%